UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 26, 2010

COMMUNITY FINANCIAL SHARES, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-51296	36-4387843
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

357 Roosevelt Road, Glen Ellyn, Illinois 60137
 (Address of principal executive offices)

 (630) 545-0900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07Submission of Matters to a Vote of Security Holders

The annual meeting of stockholders of Community Financial Shares, Inc. (the “Company”) was held on May 26, 2010.  The final results for each of the matters submitted to a vote of stockholders at the annual meeting are as follows:

1.	The following individuals were elected as directors of the Company, each for a one-year term or until their successors are elected and qualified, by the following vote:

	FOR	WITHHELD	BROKER NON-VOTES
William F. Behrmann	901,243	15,744	99,797
Penny A. Belke, DDS	900,111	16,876	99,797
H. David Clayton	896,867	20,120	99,797
Raymond A. Dieter	884,051	32,936	99,797
Donald H. Fischer	894,655	22,332	99,797
Robert F. Haeger	902,355	14,632	99,797
Scott W. Hamer	895,155	21,832	99,797
Mary Beth Moran	903,075	13,912	99,797
Joseph S. Morrissey	901,791	15,196	99,797
John M. Mulherin	892,465	24,522	99,797

2.	A non-binding resolution to approve the compensation of the Company’s named executive officers was approved by stockholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
903,650	81,369	31,764	1

3.	The appointment of BKD LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by stockholders by the following vote:

FOR	AGAINST	ABSTENTIONS	BROKER NON-VOTES
1,004,944	148	11,692	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 2, 2010	By:	/s/ Eric J. Wedeen
Eric J. Wedeen
Vice President and Chief Financial Officer